                                                                     Exhibit 2.1
                                                                     -----------


================================================================================



                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG



                       SHAUGHNESSY CRANE SERVICE, INC.,



              THE STOCKHOLDERS OF SHAUGHNESSY CRANE SERVICE, INC.



                                      AND



                       NATIONAL EQUIPMENT SERVICES, INC.



                        DATED AS OF SEPTEMBER 17, 1998



                       EFFECTIVE AS OF SEPTEMBER 1, 1998


================================================================================

                               TABLE OF CONTENTS
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ARTICLE I

     DEFINITIONS..................................................... 1
     1.1   Definitions............................................... 1
     1.2   Other Definitional Provisions............................. 5
     1.3   Cross Reference of Other Definitions...................... 6

ARTICLE II

     PURCHASE AND SALE OF STOCK...................................... 7
     2.1   Stock Purchase............................................ 7
     2.2   Purchase Price for Company Stock.......................... 7
     2.3   Purchase Price Adjustments................................ 7
     2.4   Closing Transactions...................................... 9

ARTICLE III

     ADDITIONAL CLOSING DELIVERIES...................................10
     3.1   Sellers' Deliveries.......................................10
     3.2   Purchaser's Deliveries....................................12

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY...........12
     4.1   Organization and Corporate Power..........................12
     4.2   Authorization of Transactions.............................13
     4.3   Capitalization............................................13
     4.4   Subsidiaries; Investments.................................13
     4.5   Absence of Conflicts......................................13
     4.6   Financial Statements and Related Matters..................14
     4.7   Absence of Undisclosed Liabilities........................14
     4.8   Absence of Certain Developments...........................14
     4.9   Title to Properties.......................................16
     4.10  Taxes.....................................................17
     4.11  Contracts and Commitments.................................19
     4.12  Proprietary Rights........................................20
     4.13  Litigation; Proceedings...................................21
     4.14  Brokerage.................................................21
     4.15  Governmental Licenses and Permits.........................21
     4.16  Employees.................................................21
     4.17  Employee Benefit Plans....................................21
     4.18  Insurance.................................................23
     4.19  Officers and Directors; Bank Accounts.....................23
     4.20  Affiliate Transactions....................................23
     4.21  Compliance with Laws......................................23


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     4.22  Environmental Matters....................................23
     4.23  Disclosure...............................................24
     4.24  Closing Date.............................................25

ARTICLE V

     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS..........25
     5.1   Authorization of Transactions............................25
     5.2   Absence of Conflicts.....................................25
     5.3   Brokerage................................................26
     5.4   Shares...................................................26
     5.5   Investment in NES Stock..................................26
     5.6   Closing Date.............................................26

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER........26
     6.1   Organization and Corporate Power.........................26
     6.2   Authorization............................................27
     6.3   No Violation.............................................27
     6.4   Governmental Authorities and Consents....................27
     6.5   Litigation...............................................27
     6.6   Brokerage................................................27
     6.7   Investment...............................................27
     6.8   Closing Date.............................................27
     6.9   SEC Filings..............................................28

ARTICLE VII

     INDEMNIFICATION AND RELATED MATTERS............................28
     7.1   Survival.................................................28
     7.2   Indemnification..........................................28
     7.3   Exclusive Remedy.........................................32
     7.4   Rights to Setoff.........................................32

ARTICLE VIII

     ADDITIONAL AGREEMENTS..........................................32
     8.1   Continuing Assistance....................................32
     8.2   Tax Matters..............................................32
     8.3   Press Releases and Announcements.........................34
     8.4   Further Transfers........................................35
     8.5   Specific Performance.....................................35
     8.6   Transition Assistance....................................35
     8.7   Expenses.................................................35
     8.8   Exclusivity..............................................35
     8.9   Books and Records........................................36
     8.10  Appointment of Representative............................36

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     8.11  Noncompetition, Nonsolicitation and Confidentiality.....38
     8.12  NES Stock...............................................39
     8.13  Employee Benefits.......................................40

ARTICLE IX

     MISCELLANEOUS
     9.1   Amendment and Waiver....................................40
     9.2   Notices.................................................40
     9.3   Binding Agreement; Assignment...........................41
     9.4   Severability............................................42
     9.5   No Strict Construction..................................42
     9.6   Captions................................................42
     9.7   Entire Agreement........................................42
     9.8   Counterparts............................................42
     9.9   Governing Law...........................................42
     9.10  Parties in Interest.....................................42
     9.11  Performance.............................................42

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A   -   Form of Convertible Promissory Note

Exhibit B   -   Form of Employment Agreement

Exhibit C   -   Form of Leases

Exhibit D   -   Form of Opinion of Counsel to the Company and the Sellers

Exhibit E   -   Form of Supply Agreement

Exhibit F   -   Form of Escrow Agreement

Exhibit G   -   Form of Opinion of Counsel to the Purchaser

                              INDEX OF SCHEDULES
                              ------------------

Schedule of Stockholders
Excluded Asset Schedule
Schedule of Transferred Employees
Organization Schedule
Conflicts Schedule
Financial Statements Schedule
Developments Schedule
Real Property Schedule
Taxes Schedule
Assets Schedule
Tax Allocation Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Permits Schedule
Employees Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors and Bank Accounts Schedule
Affiliated Transactions Schedule
Environmental Schedule
Special Matter Schedule

[The exhibits and schedules identified on this page have not been filed with the Commission. The Company agrees to furnish supplementally a copy of these exhibits and schedules to the Commission upon request.]

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made as of September 17, 1998, by and among SHAUGHNESSY CRANE SERVICE, INC., a Massachusetts corporation (the "Company"), the stockholders of the Company listed on the "Schedule of Stockholders" attached hereto (collectively, the "Sellers" and individually, a "Seller"), and NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Purchaser"). The Company, the Sellers and the Purchaser are referred to herein collectively as the "Parties" and individually as a "Party."

          WHEREAS, the authorized capital stock of the Company consists of 300,000 shares of Common Stock, without par value (the "Common Stock"), of which 52,000 shares are issued and outstanding;

          WHEREAS, the Sellers own beneficially and of record 100% of the issued and outstanding Common Stock; and

          WHEREAS, the Purchaser desires to acquire from each Seller, and each Seller desires to sell to the Purchaser, all of the Common Stock owned by such Seller (collectively, the "Acquired Stock").

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

          "Additional Rental Equipment Amount" means the aggregate amount paid by the company prior to the Closing Date for the rental fleet equipment received by the Company on or after June 1, 1998.

          "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise; provided that in any event, Shaughnessy and Ahern Company, a Massachusetts corporation ("S&A"), and Boston Crane & Rigging, Inc., a Massachusetts corporation ("BCR"), will be deemed to be Affiliates of the Company.

          "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Environmental Affiliates" of any Person means, with respect to any particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

          "Equipment Rental Services" means (i) renting, leasing, purchasing or selling hydraulic, conventional or any other crane; (ii) renting, leasing, purchasing or selling boom, scissor, forklift, loader or any other aerial lift;
(iii) renting, leasing, purchasing or selling any other commercial rental equipment of a type consistent with the Company's historical rental activities and (iv) serving or acting as a dealer or distributor or participating in the dealership or distributorship of any of the equipment described in this paragraph; provided that "Equipment Rental Services" shall not apply to purchasing, renting or leasing any equipment from or to the Company, or the renting or leasing of any equipment (provided that such equipment was purchased, rented or leased from the Company pursuant to the Company's standard purchase or rental contract or purchased, rented or leased in accordance with the provisions of one of the Supply Agreements) to or from any third party; provided further, that "Equipment Rental Services" shall not apply to the sale of equipment that was purchased in accordance with the provisions of one of the Supply Agreements for the purpose of using such equipment in the operation of the purchasing party's normal business (as opposed to any re-rental or re-sale business) after such purchasing party has finished using such equipment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Assets" means those assets described on the Excluded Assets Schedule attached hereto.

          "GAAP" means, at a given time, United States generally accepted accounting principles, applied on a basis consistent with the Financial Statements to the extent the Financial Statements themselves are prepared in accordance with United States generally accepted accounting principles.

          "Indebtedness" of any Person means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

          "Insider" means, any officer, director, stockholder, or Affiliate, as applicable, of the Company or any of its Affiliates or any immediate family member of such Person (including, without limitation, any Person related by marriage or adoption to any such individual) or any entity in which any such Person owns a 5% or greater beneficial interest.

          "Inventory" means (i) the Company's spare parts inventory, (ii) items held by the Company for resale and (iii) the Company's inventory of fuels, lubricants and other consumables.

          "Inventory Amount" means the aggregate fair market value, as of a given time, of the Inventory.

          "Knowledge" (i) with respect to an individual means actual knowledge without any implied duty of investigation; (ii) with respect to the Company means the actual knowledge of any Seller or any director of the Company without any implied duty to investigate; and (iii) with respect to a trust means actual knowledge of the trustee(s) without any implied duty to investigate.

          "Licenses" means all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights.

          "Lien" means any mortgage, pledge, security interest, encumbrance, restriction, charge, or other lien.

          "Loss" means, with respect to any Person, any diminution in value, or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing, together with interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 7.2 (Indemnification) through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to Article VII.

          "Material Adverse Effect" means any material adverse effect on the business, financial condition, operations, or results of operations of the Company or any of its Subsidiaries.

          "Millwright Business" means the installation and/or removal of machinery systems for profit by the Company.

          "Net Working Capital Amount" means, as of a given time, (i) the book value of the Company's current assets (other than Inventory and Excluded Assets), determined in accordance with GAAP, applied on a basis consistent with preparation of the Company's June 30, 1998 balance sheet, minus (ii) the book value of the Company's current liabilities, determined in accordance with GAAP, applied on a basis consistent with the preparation of the Company's June 30, 1998 balance sheet.

          "Ordinary Course of Business" means the ordinary course of the Company's and its Subsidiaries' businesses consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Permitted Encumbrances" means (A) statutory liens for current taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Real Property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of the Real Property.

          "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Proprietary Rights" means any and all patents, patent applications, trademarks, service marks, trademark or service mark applications and registrations, trade and corporate names, copyrights, copyright applications, registrations and customer and supplier lists.

          "Release" shall have the meaning set forth in CERCLA.

          "Rigging Business" means (i) rigging, trucking, heavy hauling, barging, route surveying, escorting, transporting, delivering, warehousing, storage handling, packaging, crating and shipping; (ii) rental, sales, leasing and operation of rigging and transporting equipment; and (iii) consulting, permitting, engineering, bidding, estimating, designing and contracting with respect to the forgoing items (i) and (ii) or with respect to any items of rental equipment to be provided by the Company pursuant to one of the Supply Agreements.

          "Subsidiary" means, with respect to any Person, any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls a managing director or general partner of such partnership, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, estimated, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations promulgated pursuant to the Code.

          1.2  Other Definitional Provisions.

          (a) Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b) "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c) Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

          1.3 Cross Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

Term                                             Section
----                                             -------
338(h)(10) Elections                             8.2(a)
Acquired Stock                                   Recitals
Actual Additional Rental Equipment Amount        2.3(b)
Actual Inventory Amount                          2.3(b)
Actual Net Working Capital Amount                2.3(b)
Additional Collection                            2.3(c)
Applicable Limitation Date                       7.1
Authorized Action                                8.10(d)
Cap                                              7.2(b)(iii)
Cash Portion                                     2.2
Closing                                          2.4(a)
Closing Accounts Receivable                      2.3(c)
Closing Date                                     2.4(a)
Closing Review                                   2.3(b)
COBRA                                            4.17(a)
Common Stock                                     Recitals
Company                                          Preface
Confidential Information                         8.11(c)
Draft Computation                                2.3(b)
Employment Agreements                            3.1(d)
ERISA                                            4.17(a)
Financial Statements                             4.6(a)
Firm                                             2.3(b)
Indemnified Party                                7.2(e)
Indemnifying Party                               7.2(e)
HSR Filing                                       4.5
Latest Balance Sheet                             4.6(a)
Leased Properties                                4.9(b)
Leases                                           3.1(e)
NES Stock                                        5.5(a)
Noncompete Period                                8.11(a)
Noncompeting Parties                             8.11(a)
Note                                             2.2
Objection Notice                                 2.3(b)
Party                                            Preface
Purchase Price                                   2.2
Purchaser                                        Preface
Purchaser Parties                                7.2(a)
Real Property                                    4.9(b)
Receivables Determination Date                   2.3(c)

Representative                                   8.10(a)
S Elections                                      4.10(i)
SEC Reports                                      6.9
Seller                                           Preface
Seller Parties                                   7.2(c)
Supply Agreement                                 3.1(f)
Transaction Expenses                             8.7
Uncollected Receivables Amount                   2.3(c)


                                  ARTICLE II

                          PURCHASE AND SALE OF STOCK
                          --------------------------

          2.1 Stock Purchase. On and subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Purchaser shall purchase from each Seller, and each Seller shall sell and transfer to the Purchaser, all of the shares of Common Stock owned by such Seller as such ownership is set forth on the Schedule of Stockholders attached hereto, free and clear of any Liens.

          2.2 Purchase Price for Company Stock. The aggregate purchase price to be paid to Sellers for the Acquired Stock (the "Purchase Price") is $80,000,000, which amount shall be paid as follows: (a) the Purchaser shall deliver to the Sellers $57,000,000 (as adjusted pursuant to Section 2.3 below) in cash (as adjusted, the "Cash Portion"), (b) the Purchaser shall deposit $8,000,000 in an escrow account governed by the escrow agreement referred to in
Section 3.1(h), and (c) the Purchaser shall deliver to the Sellers a junior subordinated convertible promissory note in the aggregate principal amount of $15,000,000 in the form of Exhibit A attached hereto (the "Note"); the Note shall be available to satisfy any amounts owing to the Purchaser pursuant to
Section 2.3 and/or Section 7.2. The Purchase Price will be allocated among the Sellers in the manner set forth in Schedule of Stockholders attached hereto. The Cash Portion is subject to adjustment pursuant to Section 2.3.

          2.3  Purchase Price Adjustments.

          (a) Closing Date Adjustment for Indebtedness. At the Closing, the Purchase Price will be decreased dollar-for-dollar by an amount equal to the amount necessary to discharge fully the then outstanding balance of the Company's Indebtedness (including, without limitation, prepayment penalties and premiums), if any, which amount shall be paid by the Purchaser directly to the holders of such Indebtedness pursuant to Section 2.4(b)(ii) below.

          (b) Post-Closing Adjustment for Net Working Capital, Inventory and Rental Equipment.

          (i) Within 90 days after the Closing Date, the Purchaser and its auditors will conduct a review (the "Closing Review") of the Net Working Capital Amount and the Inventory Amount as of the close of business on the day before the Closing Date and of the Additional Rental Equipment Amount and will prepare and deliver to the Representative a computation of the Net Working Capital Amount and the Inventory Amount as of the close of business on the day before the Closing Date and of the Additional Rental Equipment

     Amount (the "Draft Computation"). The Purchaser and its auditors will give the Representative and its auditors the opportunity to observe the Closing Review and will make available to the Representative and its auditors all records and work papers used in preparing the Draft Computation. The Purchaser and its auditors shall provide full cooperation to the Representative and its auditors, including, without limitation, making available and providing reasonable access to the premises, books and records, and employees of the Company. If the Representative disagrees with the computation of the Net Working Capital Amount, the Inventory Amount or the Additional Rental Equipment Amount reflected on the Draft Computation, the Representative may, within thirty (30) days after receipt of the Draft Computation, deliver a notice (an "Objection Notice") to the Purchaser setting forth the Representative's calculation of the Net Working Capital Amount and the Inventory Amount as of the close of business on the day before the Closing Date and of the Additional Rental Equipment Amount. The Purchaser and the Representative will use reasonable efforts to resolve any disagreements as to the computation of the Net Working Capital Amount, the Inventory Amount, and the Rental Equipment Amount, but if they do not obtain a final resolution within 30 days after the Purchaser has received the Objection Notice, the Purchaser and the Representative will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any remaining disagreements. If the Purchaser and the Representative are unable to agree on the choice of the Firm, the Firm will be a "big-five" accounting firm (or successor thereof) selected by lot (after excluding one firm designated by the Purchaser and one firm designated by the Representative). The Purchaser and the Representative will direct the Firm to render a determination within 15 days of its retention and the Purchaser, the Representative and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Computation set forth in the Objection Notice which the Purchaser and the Representative are unable to resolve. The Firm's determination will be based on the definitions of Net Working Capital Amount, Inventory Amount and Additional Rental Equipment Amount included herein. The determination of the Firm will be conclusive and binding upon the Purchaser and the Sellers. The Purchaser and the Sellers shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The Net Working Capital Amount, the Inventory Amount and the Additional Rental Equipment Amount, as finally determined pursuant to this
     Section 2.3(b), is referred to herein as the "Actual Net Working Capital Amount", the "Actual Inventory Amount" and the "Actual Additional Rental Equipment Amount," respectively.

          (ii) If the Actual Net Working Capital Amount is less than $4,398,000, the Sellers shall pay to the Purchaser, within two (2) business days of the determination thereof, the amount of such shortfall. If the Actual Net Working Capital amount is greater than $4,398,000, the Purchaser shall pay to the Representative (on behalf of the Sellers), within two (2) business days of the determination thereof, the amount of such excess.

          (iii) In addition to the foregoing, if the Actual Inventory Amount is less than $1,500,000, the Sellers shall pay to the Purchaser, within two
     (2) business days of the determination thereof, the amount of such shortfall. There shall be no adjustment pursuant to this Section 2.3(b)(iii) in the event the Actual Inventory Amount is greater than $1,500,000.

          (iv) In addition to the forgoing, the Purchaser shall pay to the Representative (on behalf of the Sellers), within two (2) business days after the determination thereof, an amount equal to the Actual Additional Rental Equipment Amount.

          (v) All amounts to be paid pursuant to this Section 2.3(b) shall be paid by wire transfer or delivery of other immediately available funds.

          (c) Post Closing Accounts Receivable Adjustment. Notwithstanding anything herein to the contrary, and in addition to any other adjustments set forth in this Agreement, the Cash Portion will be reduced dollar-for-dollar by the aggregate amount of the accounts receivable of the Company, net of any aggregate amount accrued for doubtful accounts in accordance with GAAP and net of any applicable credits for sales tax and returns of items consistent with past custom and practice calculated on a consolidated basis, in existence as of the Closing Date and utilized in determining the Actual Net Working Capital Amount (the "Closing Accounts Receivable"), which are uncollected by the Company or its Subsidiaries (the "Uncollected Receivables Amount") as of the 180th day following the Closing Date (the "Receivables Determination Date"). For the purpose of determining amounts collected by the Company with respect to the Closing Accounts Receivable, (i) if an account debtor specifies that a payment should be applied to a particular invoice, such payment shall be applied to such invoice and (ii) if an account debtor does not specify to which invoice a payment should be applied, such payment shall be applied to the oldest outstanding invoice due from that account debtor. If there is an Uncollected Receivables Amount, the Sellers shall pay the Uncollected Receivables Amount to the Purchaser, within two (2) business days after the Receivables Determination Date by wire transfer or delivery of other immediately available funds. The Company shall not be required to retain a collection agency, bring any suit, or take any other action out of the Ordinary Course of Business to collect any of the Closing Accounts Receivable. If the Company receives any remittance from or on behalf of any account debtor with respect to any Closing Accounts Receivable after payment is made by the Sellers pursuant to this Section 2.3(c) (each an "Additional Collection") then the Purchaser shall pay to the Representative (on behalf of the Sellers) within two (2) business days of the receipt of such Additional Collection the amount of such Additional Collection by wire transfer or delivery of other immediately available funds. To the extent that the Company has not collected the full amount of the Closing Accounts Receivable and the Purchaser has been paid by the Sellers in accordance with this Section 2.3(c), the Company shall reassign any such uncollected Closing Accounts Receivable to the Representative on behalf of the Sellers.

          2.4  Closing Transactions.

          (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Representative. The date and time of the Closing are herein referred to as the "Closing Date." The Closing shall be deemed to occur on, and be effective as of, September 1, 1998.

          (b) Closing Transactions. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following transactions (the "Closing Transactions") on the Closing Date:

          (i) each Seller shall deliver to the Purchaser certificates representing the Acquired Stock owned by such Seller, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto, and with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange;

          (ii) the Purchaser shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Company's and its Subsidiary's Indebtedness (including, without limitation, prepayment penalties and premiums) by wire transfer of immediately available funds as directed by the holders of such Indebtedness at or prior to the Closing, and the Representative shall deliver to Purchaser all appropriate payoff letters and shall make arrangements reasonably satisfactory to Purchaser for such holders to deliver lien releases and canceled notes at the Closing;

          (iii) the Purchaser shall deliver to Sellers the Cash Portion in the manner set forth on the Schedule of Stockholders in immediately available funds;

          (iv) the Purchaser shall deposit $8,000,000 in an escrow account governed by the escrow agreement referred to in section 3.1(h),

          (v)  the Purchaser shall deliver the Note to the Representative; and

          (vi) the Company, the Sellers and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III.


                                  ARTICLE III

                         ADDITIONAL CLOSING DELIVERIES
                         -----------------------------

          3.1 Sellers' Deliveries. At the Closing the Sellers shall deliver the following to the Purchaser:

          (a) All consents by third parties that are required for the transfer of the Acquired Stock to the Purchaser, and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Company or any of its Subsidiaries is a party, and payoff letters with respect to all of the Company's and its Subsidiaries' Indebtedness outstanding as of the Closing and releases of any and all Liens held by third parties against property of the Company or any of its Subsidiaries, all on terms reasonably satisfactory to the Purchaser;

          (b) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Stock to the Purchaser and the consummation of the other transactions contemplated hereby;

          (c) Effective resignations of all of the Company's and each of its Subsidiaries' directors and officers;

          (d) Employment agreements between the Company and each of Stephen A. Shaughnessy and James B. Burokas relating to such individual's employment with the Company (the "Employment Agreements"), substantially in the form of Exhibit B attached hereto;

          (e) Lease agreements with respect to each facility from which the Company now conducts its business (the "Leases"), substantially in the form of Exhibit C attached hereto;

          (f) Supply agreements between the Company and each of S&A and BCR substantially in the form of Exhibit E attached hereto (a "Supply Agreement");

          (g) An opinion, dated the Closing Date, of Hill & Barlow, a Professional Corporation, counsel to the Company and the Sellers, substantially in the form of Exhibit D attached hereto;

          (h) An escrow agreement substantially in the form of Exhibit F attached hereto relating to the matters addressed in that certain litigation now pending in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts, Civil Action No. 97-4866 (Middlesex County);

          (i) Certified copies of the resolutions of the Company's board of directors and shareholders approving the transactions contemplated by this Agreement;

          (j) With respect to the Company and each of its Subsidiaries, certificates of the secretary of state of such company's state of incorporation and each state where such company is qualified to do business providing that such company is in good standing in such jurisdiction;

          (k) All documents and records relating to the business of the Company or any of its Subsidiaries that are in any Seller's possession, subject to the provisions of Section 8.9 hereof;

          (l) Landlord consents and estoppel certificates from the Company's and each of its Subsidiaries' landlords in form and substance reasonably satisfactory to the Purchaser and its lenders;

          (m) The "Schedule of Transferred Employees" which contains a list of the employees of the Company that will terminate their employment with the Company as of the Closing Date and subsequently be employed by an Affiliate of the Company and a list of the employees of any Affiliate of the Company that provided services to the Company immediately prior to the Closing Date; and

          (n) Such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby.

          3.2 Purchaser's Deliveries. At the Closing the Purchaser shall deliver the following to the Representative:

          (a) Employment agreements between the Company and each of Stephen A. Shaughnessy and James B. Burokas;

          (b) Leases with respect to each facility from which the Company now conducts its business;

          (c) Certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement;

          (d) Certificate of the secretary of state of Delaware providing that the Purchaser is in good standing in such jurisdiction;

          (e) Such other documents or instruments as the Sellers may reasonably request to effect the transactions contemplated hereby; and

          (f) An opinion, dated as of the Closing Date, of Kirkland & Ellis, a partnership including professional corporations, counsel to the Purchaser, substantially in the form of Exhibit G attached hereto.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE COMPANY
                            ----------------------

          As a material inducement to Purchaser to enter into this Agreement, each Seller hereby represents and warrants that:

          4.1 Organization and Corporate Power. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in every jurisdiction in which it is required to be qualified. The jurisdictions of incorporation of the Company and each of its Subsidiaries and all jurisdictions in which such company is qualified to do business are set forth on the "Organization Schedule" attached hereto. The Company and each of its Subsidiaries has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company's and each of its Subsidiaries' articles of incorporation and by-laws have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company and each of its Subsidiaries have been furnished to the Purchaser. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or by-laws.

          4.2 Authorization of Transactions. The Company has full corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved the Transaction Documents and has duly authorized the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Company or any of its stockholders or Subsidiaries are necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. All of the Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

          4.3 Capitalization. The authorized, issued and outstanding stock of the Company consists of 300,000 shares of Common Stock, without par value, of which 52,000 shares are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Sellers in the amounts set forth on the Schedule of Stockholders and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Sellers as set forth on the Schedule of Stockholders free and clear of all Liens. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          4.4 Subsidiaries; Investments. The Company does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest.

          4.5 Absence of Conflicts. Except as set forth on the "Conflicts Schedule" attached hereto, and except for the filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Filing"), the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company and the Sellers do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under,
(c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock or the assets of the Company or any of its Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of the Company or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of the Company's Subsidiaries is bound, or any law, statute, rule or regulation to which the Company or any of the Company's Subsidiaries is subject or any judgment, order or decree to which the Company or any of the Company's Subsidiaries is subject.

          4.6  Financial Statements and Related Matters.

          (a) Financial Statements. Attached hereto as the "Financial Statements Schedule" are copies of the Company's (i) unaudited consolidated and consolidating balance sheet as of June 30, 1998 (the "Latest Balance Sheet") and the related statements of income and cash flows for the six-month period then ended and (ii) audited consolidated and consolidating balance sheets and statements of income and cash flows for the fiscal years ended December 31, 1997, 1996 and 1995. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and complete, is consistent with the Company's and its Subsidiaries' books and records (which, in turn, are accurate and complete), present fairly the Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

          4.7 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under contracts or commitments described on the Contracts Schedule attached hereto or under contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof),
(ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, and (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability).

          4.8 Absence of Certain Developments. Except as set forth on the "Developments Schedule" attached hereto and except as expressly contemplated by this Agreement, since December 31, 1997, neither the Company nor any of its Subsidiaries has:

          (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $50,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of the its books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security;

          (c) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities;

          (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

          (e)  subjected any portion of its properties or assets to any Lien;

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to any Seller or any Insider) a portion of its tangible assets (other than Excluded Assets), except for sales or rentals of machinery and equipment in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to any Seller or any Insider) any Proprietary Rights owned by, issued to or licensed to the Company or any of its Subsidiaries or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company and its Subsidiaries in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (h) suffered any extraordinary losses or waived any rights of material value;

          (i) incurred any indebtedness for borrowed money (other than indebtedness to finance its working capital needs);

          (j) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (k) entered into any other material transaction, other than in the Ordinary Course of Business, or materially changed any business practice;

          (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, in each case other than in the Ordinary Course of Business, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (m) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) incurred intercompany charges or conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, and payment of accounts payable and accrued expenses);

          (o) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $100,000;

          (p) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (q) made any charitable contributions or pledges that aggregate in excess of $10,000;

          (r) changed (or authorized any change) in its articles of incorporation or by-laws; or

          (s)  agreed or committed to do any of the foregoing.

          4.9  Title to Properties.

          (a)  Owned Properties.  The Company does not own any real property.

          (b) The leases and subleases described on the "Real Property Schedule" attached hereto (the "Leased Properties" or the "Real Property") constitute all of the leases and subleases under which the Company or any of its Subsidiaries holds leasehold or subleasehold interests in real property. The real property leases and subleases described on the Real Property Schedule are valid, binding, enforceable and in full force and effect and have not been modified (except to the extent disclosed in the documents delivered to the Purchaser), and the Company or one or more of its Subsidiaries holds a valid and existing leasehold interest under such leases or subleases to which it is a party for the term set forth on the Real Property Schedule. The Company has delivered to the Purchaser complete and accurate copies of each of the leases or subleases described on the Real Property Schedule. With respect to each lease and sublease listed on the Real Property Schedule:

          (i) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing;

          (ii) neither the Company, any of its Subsidiaries nor any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

          (iii) no party to the lease or sublease has repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (iv) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (v) all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

          (vi) to the Knowledge of the Sellers, the owner of the building, improvements or other real property leased or subleased has good and marketable title to the parcel of real property, free and clear of all Liens, other than (A) installments of special assessments and taxes not yet due and payable and (B) recorded easements, covenants and restrictions of record which do not impair the current use, occupancy or value, or the marketability of title, of the property subject thereto; and

          (vii) the lease or sublease has been entered into and rental expense determined according to arms length negotiations.

          (c) The real property described on the Real Property Schedule constitutes all of the real property used or occupied by the Company or any of its Subsidiaries.

          (d) Except as set forth on the "Assets Schedule" attached hereto, the Company or one or more of its Subsidiaries owns good and marketable title to, or a valid leasehold interest in, free and clear of all Liens, all of the personal property and assets which are shown on the Latest Balance Sheet or acquired thereafter or which it otherwise purports to own or used by the Company or any of its Subsidiaries.

          (e) The buildings, machinery, equipment, personal properties, vehicles and other tangible assets of the Company or its Subsidiaries purported to be owned or used in connection with the Real Property are operated in conformity with all applicable laws and regulations, are in reasonably good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. The Company or one or more of its Subsidiaries owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NONE OF THE SELLERS NOR THE COMPANY IS MAKING NOR AT ANY TIME HAS MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER TO THE PURCHASER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE COMPANY'S RENTAL EQUIPMENT AND INVENTORY AND THAT THE PURCHASER SHALL ACCEPT THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. THE SELLERS AND THE COMPANY SPECIFICALLY EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          4.10  Taxes.  Except as set forth on the attached "Taxes
Schedule,"

          (a) the Company and each of its Subsidiaries has timely filed all Tax Returns which are required to be filed, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with applicable law;

          (b) all Taxes due and payable by the Company and each of its Subsidiaries, whether or not shown on a Tax Return, have been paid by the Company or each such Subsidiary and no Taxes are delinquent;

          (c) the amount accrued as a current liability for taxes on the Latest Balance Sheet shall be sufficient to pay in full all Taxes for taxable periods (or portions thereof) ending on or before the date of the Latest Balance Sheet, whether or not such Taxes are due on or before such date and, since the date of the Latest Balance Sheet, neither the Company nor any of its Subsidiaries have incurred any liability for Taxes other than in the Ordinary Course of Business;

          (d) no deficiency for any amount of Tax which has not been resolved has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries, and neither the Company nor any Seller has Knowledge that any such assessment or asserted Tax liability shall be made;

          (e) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Knowledge of the Company or any Seller, threatened against or with respect to the Company or any of its Subsidiaries;

          (f) neither the Company nor any of its Subsidiaries has (A) waived any statute of limitations, (B) agreed to any extension of the period for assessment or collection or (C) executed or filed any power of attorney, in each case with respect to any Taxes which waiver, agreement or power of attorney is currently in force;

          (g) neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group (as defined in Section 1504 of the Code), or any similar group defined under local, state or foreign Tax law and neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person other than the Company or its Subsidiaries under Treasury Regulations Section 1.1502-6 or any similar provision of local, state or foreign Tax law;

          (h) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement with any Person and neither the Company nor any of its Subsidiaries has current or potential contractual obligation to indemnify any other Person with respect to Taxes;

          (i) the Company has made a valid election under Section 1362 of the Code and any corresponding state or local tax provision (collectively the "S Elections") to be an S corporation within the meaning of Section 1361 of the Code for all taxable years (or portions thereof) since its inception; no such S election has been terminated (whether voluntarily, involuntarily or inadvertently, including, without limitation, by taking any action defined in
Section 1362(d) of the Code) since such time;

          (j) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Taxes or file Tax Returns that the Company or any such Subsidiary is or may be subject to Taxes assessed by such jurisdiction;

          (k) the Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

          (l) the Taxes Schedule contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company and each of its Subsidiaries are required to file Tax Returns relating to their respective businesses; and

          (m) neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date that is attributable to any taxable period (or portion thereof) ending on or before the Closing Date as a result of
(i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), entered into on or before the Closing Date, (iii) any installment sale made on or before the Closing Date, or (iv) any deferred intercompany gain described in Treasury Regulation Section 1.15102-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) arising on or before the Closing Date.

          4.11    Contracts and Commitments.

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the Company nor any of its Subsidiaries is currently a party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

          (ii) any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements providing annual compensation in excess of $50,000, in each case that is not terminable or amendable by the Company at will;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv)    agreements with respect to the lending or investing of funds;

          (v)     license or royalty agreements;

          (vi) guaranty of any obligation, other than endorsements made for collection;

          (vii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it (other than leases of equipment in the Ordinary Course of Business);

          (viii) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $50,000;

          (ix) contract which prohibits it from freely engaging in business anywhere in the world; or

          (x) other agreement not of the type listed above that is material to it whether or not entered into in the Ordinary Course of Business.

          (b) Except as disclosed on the Contracts Schedule, (i) no contract or commitment required to be disclosed on the Contracts Schedule has been breached or cancelled by the other party and the Company, its Subsidiaries and the Sellers have no Knowledge of any anticipated breach by any other party to any contract required to be set forth on the Contracts Schedule, (ii) except where not material to the business of the Company, no customer or supplier has indicated in writing or orally to the Company, any of its Subsidiaries or any Seller that it shall stop or decrease the rate of business done with the Company or any of its Subsidiaries or that it desires to renegotiate its contract or current arrangement with the Company of any of its Subsidiaries, (iii) the Company and each of its Subsidiaries is not in default under or in breach of any contract or commitment required to be disclosed on the Contracts Schedule, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract required to be set forth on the Contracts Schedule, and (v) each agreement required to be set forth on the Contracts Schedule is a valid and binding obligation of the Company and, to the Knowledge of the Sellers, the other parties thereto.

          (c) The Sellers have provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together with all amendments, waivers or other changes thereto (all of which are disclosed on the Contracts Schedule). The Contracts Schedule contains an accurate and complete description of all material terms of all oral contracts required to be set forth thereon.

          4.12  Proprietary Rights.

          (a) The "Proprietary Rights Schedule" attached hereto sets forth a complete and correct list of: (i) all patented, registered or applied for Proprietary Rights currently owned or used by the Company or any of its Subsidiaries; (ii) all trade names, unregistered trademarks and material unregistered copyrights currently owned or used by the Company or any of its Subsidiaries; (iii) all licenses or other agreements to which the Company or any of its Subsidiaries is a party, either as licensee or licensor, for any Proprietary Rights.

          (b) Except as set forth on the Proprietary Rights Schedule, (i) the Company or one or more of its Subsidiaries owns and possesses without restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of the Company's and each of its Subsidiaries' businesses as currently conducted; (ii) neither the Company nor any of its Subsidiaries has received within the past two years any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the Company's and each of its Subsidiaries' Knowledge, no third party is currently interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Proprietary Rights of the Company or any of its Subsidiaries.

          (c) The transactions contemplated by this Agreement shall have no adverse effect on the Company's or any of its Subsidiaries' right, title and interest in and to any of their Proprietary Rights. The Company and each of its Subsidiaries has taken all necessary actions to maintain and protect its Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights.

          4.13 Litigation; Proceedings. Except as set forth on the "Litigation Schedule" attached hereto, there are no actions, suits, proceedings, orders, judgments, decrees or investigations pending or, to the Company's or any of its Subsidiaries' Knowledge, threatened against the Company or any of its Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

          4.14 Brokerage. Except as set forth on the "Brokerage Schedule" attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

          4.15 Governmental Licenses and Permits. The "Permits Schedule" attached hereto contains a complete listing and summary description of all material Licenses owned or possessed by the Company or any of its Subsidiaries or used by the Company or any of its Subsidiaries in the conduct of their respective businesses. Except as indicated on the Permits Schedule, the Company and each of its Subsidiaries owns or possesses all right, title and interest in and to all material Licenses which are deemed reasonably necessary to conduct its business as presently conducted and shall use its reasonable efforts to maintain all such Licenses. No loss or expiration of any License is pending or, to the Company's or any of its Subsidiaries' Knowledge, threatened (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

          4.16 Employees. Except as set forth on the "Employees Schedule" attached hereto, and except as set forth of the Schedule of Transferred Employees, to the Knowledge of the Company or any of its Subsidiaries, no key executive employee and no group of employees or independent contractors of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or such Subsidiary. The Company and each of its Subsidiaries have complied with all applicable laws relating to the employment of personnel and labor. Neither the Company nor any of its Subsidiaries has experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice. Neither the Company nor any of its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

          4.17  Employee Benefit Plans.
                ----------------------

          (a) Except as set forth on the "Benefit Plans Schedule" attached hereto, with respect to current or former employees of the Company and each of its Subsidiaries, neither the Company nor any of its Subsidiaries maintains or contributes to or has any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (iii) employee welfare benefit plans, (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Except as set forth on the Benefit Plans Schedule, neither the Company nor any of its Subsidiaries has ever contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and neither the Company nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). Except as set forth on the Benefit Plans Schedule, neither the Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with
Section 4980B of the Code ("COBRA").

          (b) The employee benefit plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form and in operation in all respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee benefit plans set forth on the Benefit Plans Schedule have been properly and timely filed with the appropriate government agency and distributed to participants as required. The Company and each of its Subsidiaries have complied with the requirements of COBRA.

          (d) With respect to each employee benefit plan set forth on the Benefit Plans Schedule, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Company nor any of its Subsidiaries has any Knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e) With respect to each of the employee benefit plans listed on the Benefit Plans Schedule, the Sellers have furnished to the Purchaser true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications,
(ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          (f) The Company and each Subsidiary has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that the Company, any Subsidiary or any member of the Company's or Subsidiary's controlled group (within the meaning of Section 414 of the Code) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          4.18 Insurance. The "Insurance Schedule" attached hereto lists and briefly describes each insurance policy maintained by the Company and each of its Subsidiaries with respect to its properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Company nor any of its Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule, neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs.

          4.19 Officers and Directors; Bank Accounts. The "Officers, Directors and Bank Accounts Schedule" attached hereto lists all officers and directors of the Company and each of its Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company and each of its Subsidiaries.

          4.20 Affiliate Transactions. Except as disclosed on the "Affiliated Transactions Schedule" attached hereto, no Insider is a party to any agreement, contract, commitment or transaction currently in effect with the Company or any of its Subsidiaries. No Insider is a party to any agreement, contract, commitment or transaction, other than those entered into on an arms-length basis, pertaining to the business of the Company or any of its Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries that was not entered into on an arms-length basis.

          4.21 Compliance with Laws. The Company, each of its Subsidiaries and their respective officers, directors, partners, agents and employees have complied with and are in compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's and its Subsidiaries' marketing and sales of their respective products and services) or any owned or leased properties of the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries may be subject, and no claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such laws or regulations, and neither the Company nor any of its Subsidiaries has received notice of any such violations.

           4.22  Environmental Matters.  Except as set forth on the
                 ---------------------
"Environmental Schedule" attached hereto:
-----------------------

          (a) The Company and each of its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor any of its Subsidiaries has received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or to any of its Subsidiaries or to any of their respective properties or facilities.

          (b) Without limiting the generality of the foregoing, the Company and each of its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations required pursuant to any Environmental and Safety Requirements for the occupancy of their respective properties or facilities or the operation of their respective businesses. A list of all such permits, licenses and other authorizations which are material to the Company or to any of its Subsidiaries is set forth on the Environmental Schedule.

          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or any of its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e) Neither the Company nor any of its Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company of any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or any of its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Company nor any of its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          4.23 Disclosure. Neither this Agreement, the other Transaction Documents, nor any of the schedules, attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading; there is no fact which has not been disclosed to the Purchaser of which the Company, any of its Subsidiaries or any of the Sellers has Knowledge which has a Material Adverse Effect, or could reasonably be anticipated to have a Material Adverse Effect, excluding such Material Adverse Effects resulting solely from general market conditions.

          4.24 Closing Date. All of the representations and warranties contained in this Article IV and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Representative has advised the Purchaser otherwise in writing prior to the Closing.


                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

          As a material inducement to the Purchaser to enter into this Agreement, each Seller represents and warrants to the Purchaser that:

          5.1   Authorization of Transactions.

          (a) Each such Seller that is an individual has full power, authority and legal capacity to execute and deliver the Transaction Documents to which he is a party and to consummate the transactions contemplated thereby and hereby. Each seller that is an individual has duly executed and delivered all of the Transaction Documents to which he is a party, and such Transaction Documents constitute the valid an binding agreements of such Seller, enforceable against such Seller in accordance with their terms.

          (b) Each such Seller that is a trust has full power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The trustee of each Seller that is a trust has duly approved the Transaction Documents to which such Seller is a party and has duly authorized the execution and delivery of the Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated thereby. No other proceedings on the part of such Seller are necessary to approve and authorize the execution and delivery of the Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated thereby. Each Seller that is a trust has duly executed and delivered all of the Transaction Documents to which it is a party and such Transaction Documents constitute the valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms.

          5.2 Absence of Conflicts. Except for the HSR Filing, neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by such Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller is a party.

          5.3 Brokerage. Except as set forth on the Brokerage Schedule, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.

          5.4 Shares. Such Seller holds of record and owns beneficially the shares of Acquired Stock as indicated on the Schedule of Stockholders, free and clear of any Liens. Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

          5.5   Investment in NES Stock.  With regard to the Note, each Seller
(a) understands that the Note is convertible into shares of the Purchaser's common stock, $.01 par vale per share (the "NES Stock"), (b) understands that the NES Stock and the Note have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (c) is acquiring the NES Stock and the Note solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (d) is a sophisticated investor with knowledge and experience in business and financial matters, (e) has received certain information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the NES Stock and the Note, (f) is able to bear the economic risk and lack of liquidity inherent in holding the NES Stock and the Note and (g) understands that the NES Stock will be "restricted securities" within the meaning of Rule 144 as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          5.6 Closing Date. All of the representations and warranties concerning such Seller contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this Agreement and shall be true and correct on the Closing Date except to the extent that such Seller has advised the Purchaser otherwise in writing prior to the Closing.

                                 ARTICLE VI

            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER

          As a material inducement to Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to Sellers that:

          6.1 Organization and Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which it is required to be qualified, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder.

          6.2 Authorization of Transaction. The Purchaser has full corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms.

          6.3 No Violation. The Purchaser is not subject to or obligated under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party.

          6.4 Governmental Authorities and Consents. Except for the HSR Filing, the Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. Except for the HSR Filing, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.

          6.5 Litigation. There are no actions, suits, proceedings or orders pending or, to the Purchaser's Knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's performance under this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

          6.6 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

          6.7 Investment. The Purchaser is acquiring the Acquired Stock for investment and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended.

          6.8 Closing Date. All of the representations and warranties contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Sellers are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised Sellers otherwise in writing prior to the Closing.

          6.9 SEC Filings. The Purchaser filed all of the forms, reports, schedules, registration statements and other documents required to be filed by the Purchaser with the Securities and Exchange Commission (the "SEC Reports"). The SEC Reports (i) complied with the requirements of the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, as the case may be, at and as of the times they were filed, (ii) did not at and as of the time they were filed contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE VII

                      INDEMNIFICATION AND RELATED MATTERS

          7.1 Survival. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the Knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 7.2(a)(i), 7.2(a)(ii) or Section 7.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the second anniversary of the Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 4.10 (Taxes) (or in Section 4.24 (Closing Date) with respect to Section 4.10) the Applicable Limitation Date shall be the 30th day after expiration of the statute of limitations (including any extensions or waivers thereto to the extent that such statute of limitations may be tolled) applicable to the Tax which gave rise to such Loss, (ii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 4.22 (Environmental) (or in Section 4.24 (Closing Date) with respect to Section 4.22), the Applicable Limitation Date shall be the fifth anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in
Section 4.1 (Organization and Corporate Power) (or in Section 4.24 (Closing
Date) with respect to Section 4.1),

Section 4.3 (Capitalization) (or in Section 4.24 (Closing Date) with respect to
Section 4.3), or Section 5.4 (Shares) (or in Section 5.6 (Closing Date) with respect to Section 5.4), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).

          7.2   Indemnification.

          (a) Each Seller shall severally indemnify the Purchaser, and the Company and each of their respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain or become subject to, as a result of or relating to:

          (i) the breach of any representation or warranty made by the Company or any Seller contained in this Agreement (other than in Article V of this Agreement) or any certificate delivered by the Company or any Seller to the Purchaser with respect thereto in connection with the Closing;

          (ii) the breach of any representation or warranty made by such Seller contained in Article V of this Agreement or any certificate delivered by such Seller to the Purchaser with respect thereto in connection with the Closing;

          (iii) the breach of any covenant or agreement made by the Company or any Seller contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Company or any Seller to the Purchaser with respect thereto in connection with the Closing; or

          (iv) any of the matters identified on the Special Matters Schedule attached hereto.

No Seller shall be liable hereunder for Losses in excess of such Seller's pro rata portion of the Cap based on such Seller's proportionate ownership of the Acquired Stock as set forth on the Schedule of Stockholders. Notwithstanding the foregoing, if any such Loss arises from a breach of such Seller's representation or warranty contained in Article V, the Purchaser Party shall proceed solely against such breaching Seller for the entire amount of such Loss. In addition, in each case the Purchaser Party shall have the option of recouping all or any part of any Losses it may suffer (in lieu of seeking an equivalent amount of indemnification to which it is entitled under this Section 7.2) by notifying any Seller that the Purchaser is reducing the principal amount outstanding under his or its Subordinated Note. This shall affect the timing and amount of payments required under such Subordinated Note in the same manner as if Purchaser had made a prepayment (without premium or penalty) thereunder (whether or not any prepayments are permitted under such Subordinated Note).

          (b)   The indemnification provided for in Section 7.2(a)(i) and
Section 7.2(a)(ii) above is subject to the following limitations:

          (i) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 7.2(a)(i) and Section 7.2(a)(ii) only if the Purchaser Party gives the Representative written notice thereof within the Applicable Limitation Date;

          (ii) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 7.2(a)(i) and Section 7.2(a)(ii) (other than claims for breach of Section 5.4, for which there will be no such limit) only if the aggregate amount of all Losses relating to any and all claims referred to in Section 7.2(a)(i) and Section 7.2(a)(ii) exceeds $800,000 and then only to the extent of such excess; and

          (iii) the aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Section 7.2(a)(i) and Section 7.2(a)(ii) (other than claims for breach of Section 5.4, for which there will be no such limit) shall not exceed $15,000,000 (the "Cap").

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser Party delivers written notice of a claim to the Representative no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (c) The Purchaser shall indemnify the Sellers and hold each Seller and its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") harmless from and against and pay on behalf of or reimburse such Seller Party in respect of any Loss which any Seller Party may suffer, sustain or become subject to, as a result of or relating to:

          (i) the breach of any representation or warranty made by the Purchaser contained in Article VI of this Agreement or any certificate delivered by the Purchaser to the Sellers with respect thereto in connection with the Closing;

          (ii) the breach of any representation, warranty (other than representations or warranties set forth in Article VI), covenant or agreement made by the Purchaser contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Purchaser to the Sellers with respect thereto in connection with the Closing; or

          (iii) any failure by the Company to comply with the Worker Adjustment and Retraining Notification Act, 29, U.S.C. (S)(S) 2101-2109, and related regulations, or any state equivalent as a result of any actions taken or omissions by the Purchaser, the Company or its Subsidiaries solely after the Closing.

          (d) The indemnification provided for in Section 7.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 7.2(c)(i) only if the Representative gives the Purchaser written notice thereof within the Applicable Limitation Date;

          (ii) the Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 7.2(c)(i) only if the aggregate amount of all Losses relating to any and all claims referred to in Section 7.2(c)(i) exceeds $800,000 and then only to the extent of such excess; and

          (iii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 7.2(c)(i) shall not exceed the Cap.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Representative delivers written notice of a claim to the Purchaser no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (up to the Cap) which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (e) If a party hereto seeks indemnification under this Article VII, such party (the "Indemnified Party") shall give prompt, written notice to the other party (the "Indemnifying Party") after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article VII, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first agree to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim.

          (f) Amounts paid to or on behalf of Sellers or Purchaser as indemnification shall be treated as adjustments to the Purchase Price for Tax purposes.

          (g) Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller of any kind or nature whatsoever arising on or prior to the Closing Date, whether in his capacity as Seller hereunder, as a stockholder, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification other than compensation as an employee of the Company), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity with respect to events occurring on or prior to the Closing Date, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.

          (h)   In connection with any indemnification claim pursuant to this
Section 7.2, the Indemnified Party agrees to cooperate in a reasonable manner with any discovery proceedings related to such claim.

          7.3 Exclusive Remedy. The indemnification provided in Section 7.2 shall be the sole and exclusive remedy for any inaccuracy or breach of any representation or warranty made by any Party in this Agreement, and for any violation of any statute, regulation or common law related to this Agreement, except that this Section 7.3 shall not limit any Party's remedy for fraud.

          7.4 Rights to Setoff. Notwithstanding anything to the contrary set forth herein, (i) in the event that any of the Sellers are required to pay any amount to the Purchaser pursuant to this Agreement, the Purchaser may, at its option, setoff all or any portion of such amount against any amount due or to become due to the Sellers under the Note, and (ii) in the event that any of the Sellers or the Company breach any representation, warranty, covenant or agreement contained in this Agreement, the Representative may, at its option, acting on behalf of the Sellers, setoff all or any portion of the Losses which the Purchaser Parties suffer, sustain or become subject to as a result of such breach against any amount due or to become due to the Sellers under the Note (provided that in the event the Representative, acting on behalf of the Sellers, elects to setoff any such Losses against the Note, and the amount of such Losses is greater then the remaining amount due or to become due to the Sellers under the Note, such excess shall immediately be paid by the Sellers to the Purchaser in accordance with the provisions of Section 7.2).

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

          8.1 Continuing Assistance. Subsequent to the Closing, each Seller and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          8.2 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Sellers for certain tax matters following the Closing Date:

          (a) Code Section 338(h)(10) Elections. The Sellers and the Purchaser shall jointly make a timely election under Section 338(h)(10) of the Code, and any applicable corresponding or similar provisions of state or local law (the "338(h)(10) Elections"), with respect to the sale of the stock of the Company. The Purchaser shall prepare Internal Revenue Service Form 8023 with respect to the Company, and such other forms and schedules as are necessary or required to make the 338(h)(10) Elections, and the Company and the Purchaser shall execute such Form 8023, and shall take all such other acts as are necessary to make or perfect such 338(h)(10) Elections. The allocation of the purchase price among the Company's assets shall be made in accordance with the "Tax Allocation Schedule" attached hereto. Such allocation shall be used in preparing (a) Form 8023 and the schedules attached thereto for each of the Purchaser and the Sellers, and (b) all Tax Returns. The Sellers shall pay any income tax attributable to the making of the 338(h)(10) Elections and shall indemnify the Purchaser and the Company against any such tax.

          (b) Tax Periods Ending on or Before the Closing Date. The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sellers shall permit the Purchaser to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Sellers shall reimburse the Purchaser for Taxes of the Company with respect to such periods within fifteen (15) days of payment by the Purchaser or the Company of such Taxes to the extent the amounts of such Taxes are not utilized in determining the Actual Net Working Capital Amount.

          (c) Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Sellers shall pay to the Purchaser within fifteen (15) days of the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent the amounts of such Taxes are not utilized in determining the Actual Working Capital. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          (d)  Cooperation on Tax Matters.

               (i) The Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters and pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring , destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) The Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (f) Tax Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

          (g) Real Property Holding Corporation. The Sellers will furnish the Purchaser prior to the Closing a certification pursuant to Treasury Regulation
(S) 1.897-2 to the effect that the Company is not a "United States real property holding corporation" as defined in Section 897 of the Code.

          8.3 Press Releases and Announcements. Prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Sellers and the Purchaser); provided that the Purchaser shall be entitled to (i) disclose the transactions contemplated hereby in any document filed with the Securities and Exchange Commission, (ii) include a detailed description of the Company and its Subsidiaries in such filing, and
(iii) include copies of the Company's Financial Statements in such filing. After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries shall be issued without the Purchaser's consent (which shall not be unreasonably withheld).

          8.4 Further Transfers. Each Seller shall execute and deliver such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Stock and any other transactions contemplated hereby.

          8.5 Specific Performance. Each Seller acknowledges that the Company's and each of its Subsidiaries' businesses is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller, money damages may be inadequate and Purchaser may have no adequate remedy at law. Accordingly, each Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          8.6 Transition Assistance. Each Seller shall not in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company and/or any of its Subsidiaries after the date of this Agreement as were maintained with the Company and/or any of its Subsidiaries prior to the date of this Agreement.

          8.7 Expenses. Except as otherwise provided herein, each Seller and the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of the this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction Expenses"); it being understood that the Sellers shall pay the fees, costs and expenses of the Company and its Subsidiaries and that the Company shall pay any of the Sellers' fees, costs and expenses (including, without limitation, legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are not consummated. At the request of the Sellers, the fees, costs and expenses for which they are liable pursuant to this Section 8.7 may be deducted from the Cash Purchase Price and paid directly to the Sellers' legal counsel, investment bankers and other agents and representatives. To the extent that the Company pays or becomes liable with respect to any

Transaction Expenses of the Company, any of its Subsidiaries or the Sellers, the Cash Purchase Price shall be reduced dollar-for-dollar.

          8.8 Exclusivity. Until this Agreement is terminated by its terms, neither the Company, any of its Subsidiaries nor the Sellers (and neither the Company nor the Sellers shall cause or permit any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving the Company or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Company and each Seller agrees that it will discontinue immediately (and will cause any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to discontinue immediately) any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Sellers and the Company shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          8.9 Books and Records. Unless otherwise consented to in writing by the Representative and the Purchaser, the Purchaser and the Sellers will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company acquired by the Purchaser hereunder or retained by any Seller without first offering to surrender to the other Party such books and records or any portion thereof of which the Sellers or the Purchaser may intend to destroy, alter or dispose. The Purchaser and the Sellers will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

          8.10  Appointment of Representative.

          (a) Powers of Attorney. Each Seller irrevocably constitutes and appoints Stephen A. Shaughnessy (the "Representative") as such Seller's true and lawful agent, proxy and attorney-in-fact and agent and authorizes the Representative acting for such Seller and in such Seller's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:

          (i) determine the presence (or absence) of claims for indemnification against the Purchaser pursuant to Section 7.2 above;

          (ii) deliver all notices required to be delivered by such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 7.2 above;

          (iii) receive all notices required to be delivered to such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 7.2 above;

          (iv) take any and all action on behalf of such Seller from time to time as the Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement, including, without limitation, indemnification under Section 7.2; and

          (v) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing, any such expenses to be paid by the Sellers.

Each Seller grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each Seller will, by executing this Agreement agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Seller. Each Seller acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative or any decisions made by the Representative pursuant to this Section 8.10, such Seller shall be bound by such documents or decision as fully as if such Seller had executed and delivered such documents or made such decisions.

          (b) The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to Sellers for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

          (c) Replacement of the Representative. Upon the death, disability or incapacity of the initial Representative appointed pursuant to Section 8.10(a) above, each Seller acknowledges and agrees that such Representative's executor, guardian or legal representative, as the case may be, shall (in consultation with Sellers) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Representative hereunder within thirty (30) days. In the event that the Representative resigns for any reason, the Representative shall (in consultation with Sellers) select another representative to fill such vacancy.

Any substituted representative shall be deemed the Representative for all purposes of this Agreement and the other Transaction Documents.

          (d) Actions of the Representative; Liability of the Representative. Each Seller agrees that Purchaser shall be entitled to rely on any action taken by the Representative, on behalf of the Sellers, pursuant to Section 8.10(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Action. The Purchaser agrees that the Representative shall have no liability to the Purchaser for any Authorized Action, except to the extent that the Representative is liable to the Purchaser as a Seller hereunder, and except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Sellers severally agree to pay, and to indemnify and hold harmless the Purchaser from and against any losses which it may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Sellers. In addition, the Sellers hereby release and discharge the Purchaser from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on the Sellers' behalf to the Sellers.

          (e) Allocation of Payments. Subject to 7.2, whenever the Sellers are entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Section 7.2) each Seller shall be entitled to receive from the Purchaser or shall be obligated to pay to the Purchaser a pro rata portion of any such payment as set forth on the Schedule of Stockholders.

          8.11  Noncompetition, Nonsolicitation and Confidentiality.

          (a) Noncompetition. In consideration of the mutual covenants provided for herein to the Sellers at the Closing, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompete Period"), none of the Sellers (and none of the beneficiaries of any Seller that is a trust) (collectively, the "Noncompeting Parties") shall engage, and each of the Sellers shall cause the Noncompeting Parties that are not themselves Sellers to not engage, (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in Equipment Rental Services, the Millwright Business or any other business that the Company conducts or proposes to conduct as of the Closing Date in Massachusetts, Vermont, New Hampshire, Rhode Island, Connecticut, New York, Maine or any other geographic area in which the Company conducts its business as of the Closing Date (except as expressly permitted under any employment agreement with the Company executed at the Closing as contemplated herein); provided that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. Notwithstanding the forgoing or any other provision of this Agreement, the Noncompeting Parties may continue to engage in (i) the Rigging Business of S&A, (ii) the Rigging Business of BCR and (iii) any other business specifically permitted by the Supply Agreement to which such Noncompeting Party is a Party (if any) if, with respect to both companies, such engagement is consistent with the past practices and customs of the Company. The parties hereto agree that the covenant set forth in this
Section 8.11 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.11(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (b) Nonsolicitation. Each Seller agrees that, during the Noncompete Period, such Seller (i) shall not, shall cause the other Noncompeting Parties to not, and shall use his best efforts not to permit such Seller's affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company or any of its Subsidiaries within two years prior to the Closing Date or during the Noncompete Period, without the prior written consent of the Company (provided that the provisions of this clause (i) shall not apply with respect to those individuals listed on the Schedule of Transferred Employees to the extent such employees continue to be employed by an Affiliate of the Company) and (ii) shall not induce or attempt to induce, and shall cause the other Noncompeting Parties to not induce or attempt to induce, any customer or other business relation of the Company or any of its Subsidiaries into any business relationship which might materially harm the Company or any of its Subsidiaries. The term "indirectly" as used in this Section 8.11 is intended to mean any acts authorized or directed by or on behalf of any Seller or any person controlled by such Seller.

          (c) Confidentiality. Each Seller shall, and shall cause the other Noncompeting Parties to, treat and hold as confidential any information concerning the business and affairs of the Company or any of its Subsidiaries that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. Notwithstanding the above, information subject to the operation of this Section 8.11(c) shall not include information that (i) becomes generally available to the public other than as a result of a prohibited disclosure by the party seeking to make such disclosure or use (or any of its representatives), or (ii) is rightfully disclosed to the party seeking to make such disclosure or use on a non-confidential basis by a source other than the party seeking to dispute such disclosure or use or any of their representatives. In the event that any Noncompeting Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers shall cause such Noncompeting Party to notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 8.11(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Noncompeting Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Noncompeting Party may disclose the Confidential Information to the tribunal; provided that the Sellers shall cause such disclosing Noncompeting Party shall use his best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (d) Trade Names. Except as set forth in Section 8.11(a) no Seller shall use or permit any of his affiliates to use the "Shaughnessy Crane Service, Inc.," "Shaughnessy Companies", and "Shaughnessy Rental Equipments" or any names confusingly similar thereto in any manner anywhere in the world after Closing, other than "Shaughnessy and Ahern Company" and except with written approval of the Purchaser.

          (e) Remedy for Breach. Each Seller acknowledges and agrees that in the event of a breach by any Seller of any of the provisions of this Section 8.11, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Purchaser and/or their respective Subsidiaries, successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

          8.12 NES Stock. Upon conversion of the Note, each certificate representing shares of NES Stock will be imprinted with a legend substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [_______________], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

          8.13  Employee Benefits.

          (a) The Sellers shall cause S&A to assume sponsorship as of the Closing Date of the welfare plans which provides medical, dental, life, accidental death and dismemberment and long-term disability insurance benefits. The Sellers shall cause S&A to keep such plan in force during the period from the Closing Date through November 1, 1998 and Company employees shall be eligible to receive coverage under such plan during such period. The Company shall reimburse S&A for the cost of the provision and administration of benefits thereunder for the Company employees during such period. Other than with respect to reimbursement of costs pursuant to the preceding sentence, the Sellers shall cause S&A to be responsible for all other liabilities and obligations under such plan, including, but not limited to, filing Form 5500 annual reports.

          (b) The Sellers shall cause S&A to assume sponsorship of The Shaughnessy Companies Profit Sharing Plan as of the Closing Date. Employees of the Company shall cease participation in The Shaughnessy Companies Profit Sharing Plan as of the Closing Date and the Company may, in its discretion, make a profit sharing contribution to such plan (as of the Closing Date or as soon as practicable thereafter) with respect to the period ending on the Closing Date. Other than with respect to the cost of the profit sharing plan contribution made by the Company, if any, the Sellers shall cause S&A to be responsible for all other liabilities and obligations under such plan, including, but not limited to, filing Form 5500 annual reports.

          (c) Employees of S&A shall cease participation in The Shaughnessy Companies 401(k) Plan and the Shaughnessy Crane Service, Inc. Cafeteria Plan as of the Closing Date.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.1 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Representative. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          9.2 Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, two days after being mailed by first class mail, with proof of return receipt, or one day after being deposited with express courier service, with proof of signature of receipt by such service or, if using Federal Express, left at the establishment's front door, or when telecopied (with electronic confirmation of receipt). Notices, demands and communications to each Seller shall, unless another address is specified in writing, or unless receipt of notice has been specifically delegated to the Representatives under this Agreement, be sent to the address or telecopy number indicated on the signature page attached hereto, and notices, demands and communications to the Representative, the Company and the Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:


Notice to the Representative:                   with a copy to:
----------------------------                    --------------

Stephen A. Shaughnessy                          Hill & Barlow
3 Elias Lane                                    One International Place
Milton, MA 02186                                Boston, MA 02110-2607
Telecopy: (617) 850-0318                        Telecopy: (617) 428-3500
                                                Attn.: Terrence W. Mahoney, Esq.


Notices to the Company (if prior to closing):   with a copy to:
--------------------------------------------    --------------

Shaughnessy Crane Service, Inc.                 Hill & Barlow
346 D. Street                                   One International Place
South Boston, MA 02127                          Boston, MA 02110-2607
Telecopy: (617) 850-0318                        Telecopy: (617) 428-3500
Attn.: Stephen A. Shaughnessy                   Attn.: Terrence W. Mahoney, Esq.


Notices to the Company (if after closing):      with a copy to:
-----------------------------------------       --------------

Shaughnessy Crane Service, Inc.                 Kirkland & Ellis
c/o National Equipment Services, Inc.           200 East Randolph Drive
1800 Sherman Ave., Suite 100                    Chicago, IL  60601
Evanston, IL 60201                              Telecopy:  (312) 861-2200
Telecopy: (847) 733-1078                        Attn.: Sanford E. Perl, Esq.
Attn.: Chief Executive Officer

Notices to Purchaser:                             with a copy to:
--------------------                              --------------

National Equipment Services, Inc.                 Kirkland & Ellis
1800 Sherman Ave., Suite 100                      200 East Randolph Drive
Evanston, IL 60201                                Chicago, IL  60601
Telecopy: (847) 733-1078                          Telecopy:  (312) 861-2200
Attn.: Chief Executive Officer                    Attn.: Sanford E. Perl, Esq.

          9.3 Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:

          (a) the Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights, but not its obligations, pursuant to this Agreement to one or more of its wholly-owned Subsidiaries. The Purchaser's "wholly-owned Subsidiaries" include Subsidiaries which may be organized subsequent to the date hereof;

          (b) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser, the Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and

          (c) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

          9.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          9.5 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          9.6 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

          9.7 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior negotiations, understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          9.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          9.10 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

          9.11 Performance. The beneficiaries of each Seller that is a trust shall (i) personally guaranty the obligations of such Seller pursuant to the Transaction Documents to which such Seller is a party and (ii) indemnify and hold harmless the Purchaser Parties with respect to the obligations of such Seller pursuant to the Transaction Document to which such Seller is a party.

                 *          *          *          *          *

          IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.


NATIONAL EQUIPMENT SERVICES, INC.        STOCKHOLDERS OF
                                         SHAUGHNESSY CRANE SERVICE, INC.

By:  /s/ Dennis O'Connor                 /s/ John J. Shaughnessy
     -------------------------------     ---------------------------------------
Its: Chief Financial Officer             John J. Shaughnessy


SHAUGHNESSY CRANE SERVICE, INC.          Address: 91 Longmeadow Road
                                                  ------------------------------
                                                  Milton, MA 02186
By:  /s/ Michael Shaughnessy                      ------------------------------
     -------------------------------     Telecopy: (617) 268-1993
Its: Clerk                                        ------------------------------
     -------------------------------

                                         /s/ Mary E. Shaughnessy
                                         ---------------------------------------
                                         Mary E. Shaughnessy

                                         Address:  91 Longmeadow Road
                                                   -----------------------------
                                                   Milton, MA 02186
                                                   -----------------------------
                                         Telecopy: (617) 268-1993
                                                   -----------------------------


                                         /s/ John J. Shaughnessy, III
                                         ---------------------------------------
                                         John Joseph Shaughnessy, III

                                         Address:  156 Prospect Street
                                                   -----------------------------
                                                   Hingham, MA 02043
                                                   -----------------------------
                                         Telecopy: (617) 268-3338
                                                   -----------------------------


                                         /s/ Susan M. Harrison
                                         ---------------------------------------
                                         Susan Mary Harrison

                                         Address:  120 Old Schoolhouse Lane
                                                   -----------------------------
                                                   Hanover, MA 02339
                                                   -----------------------------
                                         Telecopy: (617) 268-1993
                                                   -----------------------------

                                         STOCKHOLDERS OF
                                         SHAUGHNESSY CRANE SERVICE, INC.
                                         (continued)

                                         /s/ James A. Shaughnessy
                                         ---------------------------------------
                                         James A. Shaughnessy

                                         Address:  619 Main Street
                                                   -----------------------------
                                                   Hanover, MA 02339
                                                   -----------------------------
                                         Telecopy: (617) 268-1993
                                                   -----------------------------


                                          /s/ Michael P. Shaughnessy
                                          --------------------------------------
                                          Michael P. Shaughnessy

                                          Address: 241 Leavitt Street
                                                   -----------------------------
                                                   Hingham, MA 02043
                                                   -----------------------------
                                         Telecopy: (617) 268-1993
                                                   -----------------------------


                                         /s/ Stephen A. Shaughnessy
                                         ---------------------------------------
                                         Stephen A. Shaughnessy

                                         Address:  3 Elias Lane
                                                   -----------------------------
                                                   Milton, MA 02186
                                                   -----------------------------
                                         Telecopy: (617) 268-1993
                                                   -----------------------------


                                         JOHN J. SHAUGHNESSY 1979 TRUST
                                         FOR HIS CHILDREN AND OTHERS

                                         By:       /s/ Martin Hall
                                                   -----------------------------
                                         Name:     Martin Hall (also referred to
                                                   as Martin A. Cameron-Hall)
                                         Title:    Trustee
                                         Address:  c/o Ropes & Gray
                                                   -----------------------------
                                                   One International Place
                                                   -----------------------------
                                                   Boston, MA 02110
                                                   -----------------------------
                                         Telecopy: (617) 951-7050
                                                   -----------------------------

                                         STOCKHOLDERS OF
                                         SHAUGHNESSY CRANE SERVICE, INC.
                                         (continued)

                                         JOHN J. SHAUGHNESSY 1987 TRUST
                                         FOR HIS GRANDCHILDREN

                                         By:       /s/ Martin Hall
                                                   -----------------------------
                                         Name:     Martin Hall (also referred to
                                                   as Martin A. Cameron-Hall)
                                         Title:    Trustee
                                         Address:  c/o Ropes & Gray
                                                   -----------------------------
                                                   One International Place
                                                   -----------------------------
                                                   Boston, MA 02110
                                                   -----------------------------
                                         Telecopy: (617) 951-7050
                                                   -----------------------------


                                         JOHN J. SHAUGHNESSY 1988 TRUST
                                         FOR HIS CHILDREN

                                         By:       /s/ Martin Hall
                                                   -----------------------------
                                         Name:     Martin Hall (also referred to
                                                   as Martin A. Cameron-Hall)
                                         Title:    Trustee
                                         Address:  c/o Ropes & Gray
                                                   -----------------------------
                                                   One International Place
                                                   -----------------------------
                                                   Boston, MA 02110
                                                   -----------------------------
                                         Telecopy: (617) 951-7050
                                                   -----------------------------